                                Exhibit # 10.05b

                                   Trussville

                    SUPPLY, SERVICES AND MANAGEMENT AGREEMENT

        THIS SUPPLY, SERVICE AND MANAGEMENT AGREEMENT (hereinafter -Agreement")
is made and entered into as of the - day of _1 996, by and between Personal
Communications Spectrum V (hereinafter referred to as 'PCS') and COMPETITIVE
COMMUNICATIONS INC., a California Corporation D.B.A. Western Telephone and
Television (herein after referred to as "CCI").

                                   WITNESSETH

        WHEREAS, PCS holds a Telephone, or a Telephone / Cable Television License
Agreement, dated September 13, 1995, (hereinafter "License Agreement") executed between CCI and Daniel /Rime I L-L C_ ("Owner"), and assigned by CCI to PCS for the due consideration specified in the Purchase Agreement dated December ILI
995, to construct and operate a private telephone or a private telephone / cable television system (hereinafter "System") with the Telecommunication Systems specified in the Purchase Agreement and

        WHEREAS, CCI has experience in planning, constructing and operating telecommunication systems; and

        WHEREAS, Investor desires to retain CCI to plan, construct, develop and manage the operation of the System in conformance with said License Agreement.

        NOW, THEREFORE, in consideration of the promises and the mutual understanding herein contained, Investor and CCI hereby agree as follows:

        1.      Appointment of CCI for Supply, Service and Management

                a.      Subject to PCS ultimate supervision and control, CCI and
its contractors shall provide the following supply, services and management to
Investor in connection with the System:

                        (1) Take "turnkey" responsibility, for initial System purchase in accordance with the Purchase Agreement, design and construction, including selection and installation of all equipment and improvements necessary to complete and maintain the System for each function; selection and installation of all equipment and improvements necessary to complete and maintain the System for each function; selection, and acquisition, design specification; negotiation of interconnection, specification and selection of the System equipment;
contract evaluation, selection, and supervision: and pre-operational system testing.

                        (2) Perform day-to-day System operations support, including routine and emergency maintenance, evaluation of the System and interface performance;
monitoring of and compliance with federal, state and local requirements; and
incremental System expansion.

                        (3) Perform routine System management functions, including selection and training of personnel; bookkeeping and accounting; preparation of reports for Investor and preparation of recommended budgets for Investor's consideration.

                        (4) Keep PCS informed of the status of the System

                b.      PCS shall provide direct supervision of CCI where necessary, useful or required by law. Investor shall identify a single point of contact for
CCI, and shall respond to M's inquiries or requests for direction in a timely fashion.
PCS shall maintain ultimate control over the License and the System, and shall execute such documents which it finds acceptable as are necessary for the purpose of this Agreement. Without prior approval from PCS, CCI shall not take any action which will give it a prohibited ownership or financial interest in, or de facto or dejure control over, the System, the License or the Licensee.

                C.      CCI shall perform system marketing support, including
selection, training a. and evaluation of sales agents; design, preparation, and implementation of marketing campaigns; execution of CCI's subscriber policies;
negotiation and execution of license agreements; routing subscriber support and record-keeping; sales, leasing and other distribution of subscriber billing and collection for subscribers.

                d.      Notwithstanding anything to the contrary contained in this
Section 1, without the prior written consent of PCS, CCI shall not be authorized on behalf of PCS to:

                        (1) sell, lease, trade, exchange or otherwise dispose of
any material capital asset of PCS*

                        (2) execute, certify and/or deliver any filings to or for
the FCC without the expressed consent of PCS, or;

                        (3) incur any expenses or make any capital expenditures
which results in the aggregate actual expenses or capital expenditure line item exceeding PCS's approved budgeted amount for such expenses or capital expenditure item.

                d.      All actions taken by CCI under the provisions of this
Section 1, shall be taken. As agent of PCS and all obligations or expenses incurred hereunder shall be for the System's account, on behalf and at the expense of, Investor, whether such obligations or expenses are incurred with respect to independent third parties or with respect to affiliates M. Any payments to be made by CCI hereunder with respect to Investor shall be made from such sums as are available in one or more of the System's accounts of
Investor or as otherwise provided for herein.

                e.      Upon The termination of this Agreement for any reason
other than the assignment of transfer of control of PCS to CCI or CCI's unauthorized expenditure in accordance with Section I c, above, Investor will reimburse
CCI for all costs and expenses which CCI has incur-red on behalf of PCS,
License or System in excess of payments which PCS has made To CCI pursuant to Section 2 hereof

        2.      Compensation for Services.

                As compensation for its continuous, acceptable services under this Agreement, PCS shall pay CCI the following: For system operation as specified including: billing, maintenance, marketing, subscriber services and other daily management responsibilities, the Company will receive the fees specified in Exhibit "C" payable within ten (10) days of PCS's receipt of CCI's invoice. Maintenance and billing fees specified therein are based on the number of subscribers at the end of each monthly billing period.

        3.      Compensation for Management Services.

                As compensation for its continuous acceptable management services as defined in the license Agreement, PCS shall pay CCI the following:

                a. Fees described in Exhibit "A".

                b. For PCS's authorized costs directly incurred by CCI on behalf of PCS or the Systems excluding capital expenditures and costs associated with
CO's responsibilities, the slim of all authorized costs incurred, payable within ten (10) days of CO's presentation of invoice to Investor.

                c. As farther consideration for its services hereunder, PCS grants to CCI, subject to CCI's continuous, acceptable performance hereunder, a right of first refusal to purchase all of PCS's offered interest in the System or License or all of the offered direct or indirect ownership of PCS. CCI shall have the exclusive right to match any bona fide written offer to PCS from an unaffiliated third party to purchase the System or License or PCS
(all as set forth herein), which is received prior to actual licensing or within five (5) years thereafter. Investor shall provide CCI with written notice of such offer within ten (10) days of receipt thereof, together with a copy of the offer and CCI's acceptance thereof Or agreement. At CCI's sole discretion, CCI may exercise his right of first refusal to purchase the offering within fifteen (15) days of receipt of written notice of such offer. Failure to provide CCI of written offer within such period shall release PCS from CCI's right of first refusal and allow Investor to proceed and accept the previous offer.

        4.      Failure to Perform.

                Failure of CCI to meet either or both: (1) its obligations herein specified, and (ii) continuous acceptable management services as defined in License Agreement, shall release PCS from this Agreement and all future compensation from the date of said failure to perform as delineated herein and Investor shall, in such case, have the sole discretion of terminating this agreement for cause and securing supply and management services from other sources without CCI's recourse.

                                       3

        5.      Commencement and Duration.

                Unless otherwise extended or modified by the parties hereto, this
Agreement terminates upon any of the following events:

                a. if at the end of ten (10) years of commercial operation of the System the License is not renewed;

                b. the voluntary or uncured involuntary bankruptcy of either party;

                c. the written consent of the parties hereto;

                d. in the case of willful misconduct, gross negligence or
failure to perform on the part of either Party hereto;

                e. the License is not granted or is revoked as a result of litigation;

                f. CCI fails to exercise its Right of First Refusal

This Agreement may be reinstated at the option and mutual agreement of PCS and CCI.

        6.      Miscellaneous.

                a. Liability. CCI shall not be able to PCS and/or to any partner or shareholder thereof for any loss arising out of any action taken or not taken and/or decision made by CCI in good faith, unless such action, inaction or decision constituted willful misconduct or gross negligence on the pan of the
CCI. PCS agrees to indemnify and hold harmless CCI for any action taken or not taken and/or decision made in good faith, which action, inaction, or decision does not constitute willful misconduct or gross negligence on the part of CCI.
CCI agrees to procure and maintain, during the entire term of this Agreement, a policy of commercial general liability insurance coverage in the amount of no less than $ 1,000,000,00. CCI will include PCS and Owner as additional insured to policy.

                b. Non-Exclusive Agreement. CCI may perform similar or dissimilar duties and responsibilities for others. If CCI provides such service to other telecommunications applicants, or licensees, the various entities will not be deemed to be a partnership, joint venture or common enterprise as a result of their independent use of CCI.

                c. Entire Agreement. This Agreement embodies the entire understanding between the parties hereto with respect to the subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to such matters.

                d. Amendments and Waivers. This Agreement may not be amended nor may an), rights hereunder be waived except by an instrument in writing, signed by the party sought to

be charged with such amendment or waiver. The failure of a party to insist upon adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term or any other term of this Agreement

                e. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

                f. Assignment of Rights. CCI may freely assign its rights under this Agreement to any third party upon written notification to PCs. Except as provided otherwise herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and assigns.

                g. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this
Agreement may be by actual signature only.

                h. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its 'Interpretation, application, implementation, breach or enforcement which the parties hereto are unable-to resolve by mutual agreement, shall be settled by submission by either party of controversy, claim or dispute to binding arbitration in Riverside, California, (Unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding, the parties agree to provide all discover deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment maybe entered thereon in any court having jurisdiction thereof.

                i. Notices and Addresses. All notice, offers, acceptance, and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by FedEx or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, be certified mail return receipt requested, as follows:

CCI:                                   Competitive Communications Inc.
                                       11731 Sterling Avenue, Suite F
                                       Riverside, CA 92503
                                       Fax Number: (909) 687-6103
                                       Telephone: (909) 687-6100

PCs:                                   Personal Communications Spectrum
                                       19000 MacArthur Blvd Suite 500
                                       Irvine, Ca 92715

or such other address as either of the parties hereto, by notice to the other may designate from

                                                                 .

time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

                j. Oral Evidence. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior oral and written agreements between said parties hereto with respect to the subject matter hereof Neither this
Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge of termination is sought.

                k. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

                1. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part the terms or provisions of this Agreement.

         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

WITNESSES:                           COMPETITIVE COMMUNICATIONS INC.

                                     By:/s/ David Kline
                                     David Kline. Chief Executive Officer

                                     Personal Communications Spectrum V

                                     By:/s/ Gerard Suite
                                     Gerard Suite, Managing Partner

                                   EXHIBIT "A"

                                 Management Fees

Telephone:

          Install Residential Line (Remote)                            $17.50
          Install Residential Lines (Wire)                             $45-$80
          Telephone Billing (Per sub)                                  $3.00
          Install Features                                             $3.00
          Install Voice Mail/800 Service                               $5.00
          Change Telephone Number                                      $12-50
          move Service                                                 $12.50
          Install Resident to LEC                                      $25-00
          Customer Charged Service Call                                S35.00/hr
          Customer Placed in Collections                               $10.00
          Maintenance (Per sub)                                        $2.00

Cable TV:

          Install Service (Remote)                                     $17.50
          Install Premium Channels                                     $5.00
          Cable Billing (Per sub)                                      $2.00
          Change Customer Programming                                  $ 7.50
          Move Service                                                 $10.00
          Custom Charged Service Can                                   S35.00/hr
          Customer Placed in. Collections                              $10.00
          Maintenance (Per sub)                                        $ .75

                                   EXHIBIT "C"

                                 Management Fees

Television

                 Description                          Management Fee             Subscriber Price

        Install Primary Residential line                  $17.5O                      $34.75
        Convert Telephone Customer                        $17-60                      n/c
        Install Additional lines                          $60.00/80.00                S80.00/1 05.00
        Telephone Only Billing                            $ 3.50                      $14.35
        Telephone w/TV Billing (add TV below)             $3.00                       $14.36
        Install Features                                  $3.00                       $5.00
        Install Voice Mail800 Service                     $5.00                       $7.50
        Custom Calling Restriction                        $20.00                      $25.00
        Change Telephone Number                           $12.50                      $20-00
        Move Apartments                                   $12.50                      $20-00
        Reconnect after Disconnection                     $12-50                      $20-00
        Install Resident to LEC                           $25.00                      $59.95
        Service Call Phone                                 $35.00/hour                $50.00/hour
        Customer Placed In Collections                     $10.00                     N/C
        Maintenance                                        $ 2.00                     N/C

Cable TV

                 Description                          Management Fee             Subscriber Price

        Install Television Customer - (Charged)           $17.00                      $39.95
        Install Premium Television Customers              $5.00                       $7.50
        Move Apartments                                   $10.00                      $20.00
        Reconnect after Disconnect                        $10.00                      $20.00
        Television Service Call                           $35.00/hour                 $50.00/hour
        Television only Swing                             $2.00                      $10-95
        Customer Placed In Collections                    $10.00                      N/C
        Maintenance                                       $.75                        N/C